UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2018
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 1, 2018, Illumina, Inc., a Delaware corporation (“Illumina” or the “Company”), PacBio Biosciences of California, Inc., a Delaware corporation, (“PacBio”), and FC Ops. Corp., a Delaware corporation and wholly owned subsidiary of Illumina (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Illumina will acquire PacBio by means of a merger of Merger Sub with and into PacBio (the “Merger”), with PacBio surviving the Merger as a direct wholly owned subsidiary of Illumina.
At the effective time of the Merger (the “Effective Time”), each share of common stock of PacBio (the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares held by PacBio or its subsidiaries, Illumina or its subsidiaries, including Merger Sub, or PacBio stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into a right to receive $8.00 per share in cash, without interest (the “Merger Consideration”).
Immediately prior to the Effective Time of the Merger: (i) each unexpired and unexercised option to purchase Shares (“Option”), whether or not then exercisable or vested, will vest and be cancelled and, in exchange therefor, each former holder of any such Option will be entitled to receive an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (A) the total number of Shares previously subject to such Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Option; and (ii) each outstanding award of PacBio restricted stock units (“RSUs”) will vest, become free of any restrictions and will be cancelled in exchange for the right to receive a payment (without interest, and subject to deduction for any required withholding tax) equal to the product of (A) the Merger Consideration by (x) the total number of Shares previously subject to RSUs subject to time-based vesting; and (y) the total number of Shares previously subject to target-based vesting.
Each of Illumina and PacBio made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by PacBio to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger.

Conditions to the Merger

The completion of the Merger is subject to certain conditions, including (i) approval by the holders of the PacBio Shares, (ii) the absence of any material adverse effect on PacBio’s business and (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the anti-trust laws of certain non-United States jurisdictions.

No Solicitation; Stockholders Meeting; Efforts
PacBio has also agreed, subject to certain exceptions, not to solicit or enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. Subject to certain exceptions, the Merger Agreement also requires PacBio to call and hold a stockholders’ meeting and to include in the proxy statement for such meeting the recommendation of PacBio’s board of directors (the “PacBio Board”) that PacBio’s stockholders adopt the Merger Agreement. Prior to adoption of the Merger Agreement by PacBio’s stockholders, the PacBio Board may, in certain circumstances, change its recommendation that PacBio’s stockholders adopt the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving Illumina the opportunity to propose changes to the Merger Agreement. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated.

Other Terms of the Merger Agreement

The Merger Agreement contains certain customary termination rights for Illumina and PacBio, including a right to terminate the Merger Agreement if the Merger is not completed by November 1, 2019, unless otherwise extended pursuant to the terms of the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, PacBio will be obligated to pay Illumina a termination fee of $43.00 million. Specifically, if the Merger Agreement is terminated in connection with PacBio accepting a superior offer or due to the withdrawal by PacBio’s Board of its recommendation of the Merger, then the termination fee will be payable by PacBio to Illumina upon termination. The termination fee will also be payable in certain circumstances if the Merger Agreement is terminated and, prior to such termination, a proposal to acquire greater than 50% of the common stock or assets of PacBio is publicly announced, and PacBio enters into an agreement for, or completes, any transaction involving the acquisition of greater than 50% of its stock or assets within one year of the termination.

In certain other circumstances related to antitrust approvals, Illumina may be required to pay PacBio a termination fee of $98.00 million. Specifically, if the Merger Agreement is terminated after November 1, 2019 (as such date may be extended pursuant to the Merger Agreement), then the termination fee will be payable by Illumina upon termination of the Merger Agreement if the other conditions to closing not relating to antitrust or competition laws have been satisfied or validly waived. In no event will either party be entitled to receive more than one termination fee payment. In addition to the circumstances under which termination fees would be payable as described above, under other circumstances each party remains liable to the other for any additional damages if such party (i) intentionally fails to fulfill a condition to the performance of the obligations of the other party, (ii) commits a material breach of the covenants required to be performed by it, or (iii) commits a willful and intentional breach of any of its representations and warranties.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about PacBio or Illumina. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PacBio, Illumina or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, because (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying confidential disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PacBio’s or Illumina’s public disclosures.

Voting Agreement
In connection with the execution of the Merger Agreement, certain stockholders of PacBio (the “PacBio Stockholders”) have entered into a Voting Agreement, dated as of November 1, 2018, with Illumina (the “Voting Agreement”). Subject to the terms and conditions of the Voting Agreement, the PacBio Stockholders have agreed, among other things, to vote the shares of PacBio common stock that are owned of record by such stockholder (representing in the aggregate approximately 1.98% of the total outstanding shares of PacBio common stock), and including shares of PacBio common stock acquired after such date, in favor of the adoption of the Merger Agreement and approval of the Merger and to waive any applicable appraisal rights. In addition, each such stockholder has agreed to vote against any proposal made in competition with the Merger, as well as certain other restrictions with respect to the voting and transfer of such stockholder’s shares of PacBio common stock. The Voting Agreement will terminate automatically if the Merger Agreement is validly terminated.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a form of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, Marc Stapley, Executive Vice President, Strategy & Corporate Development, notified Illumina, Inc. that he would be leaving the company effective as of January 1, 2019.

Item 8.01	Other Events.

On November 1, 2018, Illumina and PacBio issued a press release announcing the proposed Merger described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of PacBio with a wholly owned subsidiary of Illumina. PacBio intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the Merger. The definitive proxy statement will contain important information about the proposed Merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF PACBIO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PACBIO AND THE MERGER. PacBio stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by PacBio with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from PacBio by contacting PacBio’s Investor Relations Department by mail to PacBio, Attention: Investor Relations Department, 1305 O’Brien Drive, Menlo Park, California or by going to PacBio’s Investor Relations page on its corporate website at www.PacBiobiosciences.com.

Participants in Solicitation

PacBio and its officers and directors and Illumina and its officers and directors may be deemed to be participants in the solicitation of proxies from PacBio stockholders with respect to the proposed Merger. Information about PacBio’s officers and directors and their ownership of PacBio common stock is included in their SEC filings on Forms 3, 4, and 5, and additional information about PacBio’s directors and executive officers is also available in the definitive proxy statement for PacBio’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2018. Information about Illumina’s officers and directors is set forth in the proxy statement for Illumina’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2018. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the definitive proxy statement to be filed by PacBio with the SEC.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed Merger between Illumina and PacBio that are not purely statements of historical fact. Forward-looking statements are statements relating to the future which are based on information available at the time such statements are made, including information relating to risks and uncertainties. Although we believe that the forward-looking statements are based on reasonable assumptions, the matters discussed in the forward-looking statements may be influenced by factors that could cause actual outcomes and results to be materially different from those expressed or implied by these statements. We identify the forward-looking statements by using the words ‘anticipates’, ‘believes’, ‘expects’, ‘intends’ and similar expressions in such statements. Investors are cautioned not to place undue reliance on any such forward-looking statements. Such risks and uncertainties include: the failure to obtain PacBio stockholder approval of the proposed Merger; the possibility that the closing conditions to the proposed Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the Merger or the possibility of non-consummation of the Merger; the occurrence of any event that could give rise to termination of the Merger Agreement; the risk that stockholder litigation in connection with the contemplated Merger may affect the timing or occurrence of the contemplated Merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the Merger to PacBio and its management; and the effect of announcement of the Merger on PacBio’s ability to retain and hire key personnel. These risks and others relating to Illumina and PacBio are described in greater detail in their respective SEC filings, including (i) as to Illumina, Illumina’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in other documents filed by Illumina with the SEC after the date thereof, and (ii) as to PacBio, PacBio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in other documents filed by PacBio with the SEC after the date thereof. Illumina and PacBio make no commitment to revise or update any forward- looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

2.1*    Agreement and Plan of Merger, dated as of November 1, 2018, by and among Illumina, Inc., FC Ops Corp. and Pacific Biosciences of California, Inc.
99.1    Press Release, dated November 1, 2018.
99.2    Form of Voting Agreement.

* Schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	November 5, 2018	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 1, 2018, by and among Illumina, Inc., FC Ops Corp. and Pacific Biosciences of California, Inc.
99.1	Press Release, dated November 1, 2018.
99.2	Form of Voting Agreement.